UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

American Superconductor Corporation

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

AMERICAN SUPERCONDUCTOR CORPORATION

64 Jackson Road

Devens, Massachusetts 01434

Notice of Annual Meeting of Stockholders to

be Held on Thursday, August 6, 2009

The Annual Meeting of Stockholders of American Superconductor Corporation will be held at American Superconductor’s corporate headquarters, located at 64 Jackson Road, Devens, Massachusetts 01434, on Thursday, August 6, 2009 at 8:30 a.m., local time, to consider and act upon the following matters:

1.	To elect seven directors for the ensuing year.

2.	To approve amendments to American Superconductor’s 2007 Stock Incentive Plan, as described in the accompanying Proxy Statement.

3.	To approve an amendment to American Superconductor’s 2000 Employee Stock Purchase Plan, as described in the accompanying Proxy Statement.

4.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as American Superconductor’s independent registered public accounting firm for the current fiscal year.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on June 8, 2009 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. The stock transfer books of American Superconductor will remain open.

By Order of the Board of Directors,

David A. Henry, Secretary

Devens, Massachusetts

June 22, 2009

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE, OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE QUESTIONS AND ANSWERS BEGINNING ON THE FIRST PAGE OF THE PROXY STATEMENT AND THE INSTRUCTIONS ON THE PROXY CARD RELATING TO THE ANNUAL MEETING.

i

AMERICAN SUPERCONDUCTOR CORPORATION

64 Jackson Road

Devens, Massachusetts 01434

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held on Thursday, August 6, 2009

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors, or Board, of American Superconductor Corporation for use at the Annual Meeting of Stockholders, or Annual Meeting, to be held on Thursday, August 6, 2009, beginning at 8:30 a.m., local time, at American Superconductor Corporation’s corporate headquarters, located at 64 Jackson Road, Devens, Massachusetts 01434 and at any adjournment of the Annual Meeting. On or about June 26, 2009, we are either mailing or providing notice and electronic delivery of these proxy materials together with an annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, and other information required by the rules of the Securities and Exchange Commission. Our Annual Report on Form 10-K is included without exhibits with this proxy statement. Exhibits will be provided, at no charge, upon written request addressed to American Superconductor Corporation, 64 Jackson Road, Devens, MA 01434, Attention: Investor Relations.

Our fiscal year ends on March 31. When we refer to a particular fiscal year, we are referring to the fiscal year ended on March 31 of the following year. For example, fiscal 2008 refers to the fiscal year ended March 31, 2009.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on August 6, 2009:

This proxy statement and our fiscal 2008 annual report are available for viewing, printing and downloading at www.proxyvote.com.

You may request a copy of the materials relating to our Annual Meeting, including the proxy statement and form of proxy for our Annual Meeting and the fiscal 2008 annual report, at www.proxyvote.com or by sending an email to sendmaterial@proxyvote.com or by calling (800) 579-1639.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting: the election of directors; approval of amendments to our 2007 Stock Incentive Plan; approval of an amendment to our 2000 Employee Stock Purchase Plan; ratification of our independent registered public accounting firm; and consideration of such other business as may properly come before the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, June 8, 2009, are entitled to receive notice of the Annual Meeting and to vote their shares of our common stock at the Annual Meeting or any adjournment of the Annual Meeting. The number of stockholders of record as of the June 8, 2009 record date was 640. Holders of shares of our common stock are entitled to one vote per share.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (through a bank, broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership in American Superconductor as of the record date to be admitted to the Annual Meeting. You may obtain directions to the location of our Annual Meeting by writing our Investor Relations department at 64 Jackson Road, Devens, Massachusetts 01434 or by calling (978) 842-3177.

What constitutes a quorum?

The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. As of the June 8, 2009 record date, 43,850,456 shares of our common stock were outstanding and entitled to vote.

How do I vote?

If you are a record holder, meaning your shares are registered in your name, you may vote:

(1) Over the Internet: Go to the website of our tabulator, Broadridge, at www.proxyvote.com. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

(2) By Telephone: Call 1-800-690-6903, toll free from the U.S. and Canada, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

(3) By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

(4) In Person at the Annual Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

If your shares are held in “street name,” meaning they are held for your account by a bank, broker or other nominee, you may vote:

(1) Over the Internet or by Telephone: You will receive instructions from your bank, broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2) By Mail: You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3) In Person at the Annual Meeting: To be able to vote your shares held in street name in person at the Annual Meeting, you will need to obtain a proxy card (separate from the proxy card supplied by us) that is prepared and supplied by your bank, broker or other nominee. You will not be able to vote in person at the Annual Meeting unless you have a proxy from your bank, broker or other nominee issued in your name giving you the right to vote your shares. If you received a paper copy of these proxy materials, included with such copy is a proxy card or a voting instruction card for the Annual Meeting. If you received a notice of Internet availability of proxy materials, the notice will contain instructions on how to obtain a paper copy of a proxy card, as well as how to vote over the Internet or by telephone.

Can I change my proxy after I return my proxy card?

Yes. You may revoke your proxy and change your vote at any time before the Annual Meeting. To do so, you must do one of the following:

(1) Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.

(2) Sign a new proxy and submit it as instructed above. Only your latest dated proxy will be counted.

(3) Attend the Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

Will my shares be voted if I don’t return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or voting by ballot at the Annual Meeting. If your shares are held in “street name” by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. Under applicable stock exchange rules, if you do not give instructions to your bank, broker or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of “non-discretionary” items, shares for which your bank, broker or other nominee does not receive voting instructions will be treated as “broker non-votes.”

Discretionary Items	Non-Discretionary Items
• Proposal 1 — Election of Directors	• Proposal 2 — Amendments to 2007 Stock Incentive Plan, as amended

• Proposal 4 — Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm	• Proposal 3 — Amendment to 2000 Employee Stock Purchase Plan, as amended

What is the vote required to approve each matter?

(1) Election of Directors. The seven nominees receiving the most affirmative votes will be elected as directors at the Annual Meeting.

(2) Amendments to 2007 Stock Incentive Plan, as amended. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for approval of the amendments to our 2007 Stock Incentive Plan.

(3) Amendment to 2000 Employee Stock Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for approval of the amendment to our 2000 Employee Stock Incentive Plan.

(4) Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

Shares that abstain from voting as to a particular matter, and shares held in “street name” by a bank, broker or other nominee which indicates on the proxy that it does not have discretionary authority to vote such shares on a particular matter, will not be counted as votes in favor of such matter, and will not be counted as shares voting on such matter, although they will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting with respect to any of the proposals covered by this proxy statement.

Are there other matters to be voted on at the meeting?

As of the date of this proxy statement, our Board of Directors does not know of any other matters which may come before the meeting, other than the matters described in this proxy statement. Should any other matter requiring a vote of our stockholders arise and be properly presented at the Annual Meeting, the proxy for the Annual Meeting confers upon the persons named in the proxy and designated to vote the shares discretionary authority to vote, or otherwise act, with respect to any such matter in accordance with their best judgment.

Our Board encourages stockholders to attend the Annual Meeting. Whether or not you plan to attend, you are urged to submit your proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 30, 2009, or such earlier date as indicated below, by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	our “named executive officers” (as defined under “Information About Executive and Director Compensation — Summary Compensation Table” below); and

•	all current directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Common Stock Outstanding (2)
Five Percent Stockholders
BlackRock, Inc. and its affiliates (3) 40 East 52nd Street New York, NY 10022	5,349,583	12.3%

Kevin Douglas and related group (4) c/o 125 East Sir Francis Drake Blvd. Suite 400 Larkspur, CA 94903	2,744,400	6.3%

Directors
Gregory J. Yurek (5)	1,383,584	3.1%
Vikram S. Budhraja (6)	44,000	*
Peter O. Crisp (7)	149,603	*
Richard Drouin (8)	62,000	*
David R. Oliver, Jr. (9)	29,400	*
John B. Vander Sande (10)	53,000	*
John W. Wood, Jr. (11)	28,000	*

Other Named Executive Officers
David A. Henry (12)	86,363	*
Charles W. Stankiewicz (13)	197,693	*
Angelo R. Santamaria (14)	115,664	*
Daniel P. McGahn (15)	80,463	*
All directors and executive officers as a group (12 persons) (16)	2,434,478	5.4%

*	Less than 1%.

(1)	The inclusion of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the SEC, each stockholder is deemed to beneficially own any shares subject to stock options that are currently exercisable or exercisable within 60 days after April 30, 2009, and any reference below to shares subject to outstanding stock options held by the person in question refers only to such stock options.

(2)	To calculate the percentage of outstanding shares of common stock held by each stockholder, the number of shares deemed outstanding includes 43,332,573 shares outstanding as of April 30, 2009, plus any shares subject to outstanding stock options currently exercisable or exercisable within 60 days after April 30, 2009 held by the stockholder in question.

(3)	Information is derived from the Schedule 13G filed on February 10, 2009 by BlackRock, Inc. and its affiliates and is as of December 31, 2008.

(4)	Information is derived from the Schedule 13G filed on February 17, 2009 by Kevin Douglas, Michelle Douglas, James E. Douglas, III, Douglas Family Trust, James Douglas and Jean Douglas Irrevocable Descendants’ Trust and is as of December 31, 2008.

(5)	Includes 115,085 shares held jointly with Dr. Yurek’s wife, 1,172,974 shares subject to outstanding stock options, 115,000 shares subject to certain restrictions on transfer and a repurchase right in favor of American Superconductor and 752 shares held indirectly through American Superconductor’s 401(k) plan.

(6)	Includes 30,000 shares subject to outstanding stock options.

(7)	Includes 3,000 shares held by Mr. Crisp’s wife and 40,000 shares subject to outstanding stock options. Mr. Crisp disclaims beneficial ownership of the shares held by his wife.

(8)	Includes 40,000 shares subject to outstanding stock options.

(9)	Includes 20,000 shares subject to outstanding stock options.

(10)	Includes 40,000 shares subject to outstanding stock options.

(11)	Includes 20,000 shares subject to outstanding stock options.

(12)	Includes 80,000 shares subject to certain restrictions on transfer and risk of forfeiture in favor of American Superconductor and 363 shares held indirectly through American Superconductor’s 401(k) plan.

(13)	Includes 99,508 shares subject to outstanding stock options, 56,000 shares subject to certain restrictions on transfer and a repurchase right in favor of American Superconductor and 3,834 shares held indirectly through American Superconductor’s 401(k) plan.

(14)	Includes 70,000 shares subject to outstanding stock options, 30,000 shares subject to certain restrictions on transfer and a repurchase right in favor of American Superconductor and 1,664 shares held indirectly through American Superconductor’s 401(k) plan.

(15)	Includes 30,000 shares subject to outstanding stock options, 47,000 shares subject to certain restrictions on transfer and a repurchase right in favor of American Superconductor and 673 shares held indirectly through American Superconductor’s 401(k) plan.

(16)	Includes 1,630,282 shares subject to outstanding stock options, 361,500 shares subject to certain restrictions on transfer and a repurchase right in favor of American Superconductor and 8,486 shares held indirectly through American Superconductor’s 401(k) plan.

CORPORATE GOVERNANCE

Our Board has long believed that good corporate governance is important to ensure that American Superconductor is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our committee charters, corporate governance guidelines and code of conduct described below have been posted in the “Governance” section of the “Investors” page of our website at www.amsc.com. Alternatively, you can request a copy of any of these documents by writing our Investor Relations department at 64 Jackson Road, Devens, Massachusetts 01434 or by calling (978) 842-3177.

Members of the Board

Set forth below, for each director, are his name and age, his positions (if any) with us, his principal occupation and business experience during the past five years, the names of other public companies of which he serves as a director and the year of the commencement of his term as a director of American Superconductor. Each of Messrs. Yurek, Budhraja, Crisp, Drouin, Oliver, Vander Sande and Wood is a nominee for election to the Board at the Annual Meeting.

Gregory J. Yurek, age 62, co-founded American Superconductor in 1987 and has been chief executive officer since December 1989, president since June 2005 and chairman of the Board since October 1991. Dr. Yurek also served as president from March 1989 to February 2004, as vice president and chief technical officer from August 1988 until March 1989 and as chief operating officer from March 1989 until December 1989. Prior to joining American Superconductor, Dr. Yurek was a professor of Materials Science and Engineering at MIT for 12 years. He is a director of Nanosys, Inc. Dr. Yurek has been a director of American Superconductor since 1987.

Vikram S. Budhraja, age 61, has been president of Electric Power Group, LLC, a Pasadena, California-based consulting firm that provides management and strategic consulting services to the electric power industry, since January 2000. From 1977 to January 2000, Mr. Budhraja served in several key senior management positions at Edison International, the parent company of Southern California Edison, including: president of Edison Technology Solutions; senior vice president and head of the Power Grid Business Unit of Southern California Edison; and vice president of System Planning, Fuels and Operations of Southern California Edison. He is a founding member of the Consortium for Electric Reliability Technology Solutions (CERTS) and worked with the U.S.-Canadian Power Systems Outage Task Force that was formed to investigate the root causes of the August 14, 2003 power blackout in the Northeast. Mr. Budhraja has previously served as a director of several organizations, including the California Independent System Operator Corporation and SoftSwitching Technologies. Mr. Budhraja has been a director of American Superconductor since March 2004.

Peter O. Crisp, age 76, served as vice chairman of Rockefeller Financial Services, Inc., a financial services firm, from December 1997 until September 2004. From 1969 to 1997, he was a general partner of Venrock Associates, a venture capital firm based in New York. Mr. Crisp served as a director of United States Trust Corporation until August 2004. He is currently a director of several private companies. Mr. Crisp has been a director of American Superconductor since 1987.

Richard Drouin, age 77, is counsel at McCarthy Tétrault LLP, a Canadian law firm. Mr. Drouin was the chairman and chief executive officer of Hydro-Quebec, a public electric utility based in Canada, from April 1988 to September 1995. He is chairman of the board of Stonebridge Financial. He is a director of the British Airport Authority in London, Gesca Limitée in Montreal, and President’s Choice Bank in Toronto. He is also chairman of the board of the World Energy Congress to be held in Montreal in September 2010. He is Honorary Consul for Great Britain in Quebec. Mr. Drouin has been a director of American Superconductor since 1996.

David R. Oliver, Jr., age 67, has been executive vice president and chief operating officer, European Aeronautic Defense and Space Company North America (EADS NA) since January 2008. Mr. Oliver served as chief executive officer of the defense division of EADS NA for most of the four years preceding January 2008 except when he was running the EADS portion of the capture effort for the Air Force Tanker program (one of the largest Defense programs ever competed). Before joining EADS NA, Mr. Oliver was stationed in Baghdad as Director of Management and Budget for the Coalition Forces. Prior to that, he served as the United States’ Principal Deputy Under Secretary of Defense for Acquisition and Technology. Mr. Oliver also previously held management positions at both Westinghouse Electric and Northrop Grumman. In the Navy, he commanded both diesel and nuclear submarines as well as two submarine groups in the Cold War. His last Navy appointment was as Principal Deputy to the Assistant Secretary of the Navy for Research, Development and Acquisition. Rear Admiral (retired) Oliver’s military decorations include the Defense and Navy Distinguished Service Medals as well as six awards of the Legion of Merit. Mr. Oliver has been a director of American Superconductor since September 2006.

John B. Vander Sande, age 65, co-founded American Superconductor. He is presently acting provost at Reykjavik University, Iceland. Dr. Vander Sande is the Cecil and Ida Green Distinguished Professor of Material Science, emeritus, at MIT specializing in the microstructure of materials and was associate dean and acting dean of engineering at MIT from 1992 to 1999. He was founding executive director of the Cambridge-MIT Institute from 1999 to January 2003. Dr. Vander Sande has been a director of American Superconductor since 1990.

John W. Wood, Jr., age 65, is currently a consultant. He served as chief executive officer of Analogic Corporation, a leading designer and manufacturer of medical imaging and security systems, from 2003 through 2006. Prior to joining Analogic, he held senior executive positions over a 22-year career at Thermo Electron Corporation. Most recently, Mr. Wood served as president of Peek Ltd., a division of Thermo Electron Corporation, and as a senior vice president of the parent company. He previously served as president and chief executive officer of Thermedics, a subsidiary of Thermo Electron. Mr. Wood is a director of FLIR Systems, Inc., which is a publicly traded entity, and ESCO Corporation, which is a privately held entity. Mr. Wood has been a director of American Superconductor since December 2006.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of American Superconductor and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of our directors is to oversee the management of our company;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	the Board, in conjunction with the Compensation Committee, shall be responsible for reviewing and approving a management succession plan, including succession planning for our chief executive officer;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Mr. Budhraja, Mr. Crisp, Mr. Drouin, Mr. Oliver, Dr. Vander Sande and Mr. Wood do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies criteria set forth in our corporate governance guidelines, such as the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, interest and ability to understand conflicts of interest and ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee of our Board by submitting the stockholder’s name, address and number of shares of our stock held, as well as any other information required by our bylaws, and the candidate’s name, age, address and resume to our Corporate Secretary at American Superconductor Corporation, 64 Jackson Road, Devens, Massachusetts 01434. If our Board decides to nominate a stockholder-recommended candidate, then we will include his or her name in the proxy statement and proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under “Stockholder Proposals for 2010 Annual Meeting.” Candidates nominated by stockholders in accordance with the procedures set forth in our bylaws will not be included in our proxy statement or proxy card for the next annual meeting.

Board Meetings and Attendance

Our Board met six times during fiscal 2008, either in person or by teleconference. During fiscal 2008, each director attended at least 94% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

All of our directors attended the 2008 Annual Meeting of Stockholders. Our corporate governance guidelines provide that directors are expected to attend the Annual Meeting of Stockholders.

Lead Director

On the recommendation of the Nominating and Corporate Governance Committee, the Board has established a practice for appointing a “Lead Director.” In the event that the chairman of the Board is not an independent director, our corporate governance guidelines provide that the Nominating and Corporate Governance Committee may designate an independent director to serve as Lead Director, who shall be approved by a majority of independent directors. The Lead Director has the following duties:

•	Chair any meeting of the independent directors in executive session;

•	Meet with any director who is not adequately performing his or her duties as a member of the Board or any committee;

•	Facilitate communications between other members of the Board and the chairman of the Board and/or the chief executive officer;

•	Work with the chairman of the Board in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board; and

•	Otherwise consult with the chairman of the Board and/or the chief executive officer on matters relating to corporate governance and Board performance.

On August 6, 2008, the Nominating and Corporate Governance Committee designated Dr. Vander Sande as the Lead Director, and all of the independent directors approved such designation. The Lead Director serves until the Annual Meeting.

Board Committees

Our Board has established three standing committees — Audit, Compensation, and Nominating and Corporate Governance — each of which operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted in the “Governance” section of the “Investors” page of our website, www.amsc.com. The Board has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Audit Committee

The Audit Committee’s responsibilities include:

•	sole and direct responsibility for appointing, compensating, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;

•	taking, or recommending that the full Board take, appropriate action to oversee the independence of our independent registered public accounting firm;

•

sole and direct responsibility for overseeing the work of our independent registered public accounting firm, including resolution of disagreements between our management and independent registered public accounting firm regarding financial reporting;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

•	discussing significant financial and non-financial risk exposures and steps management has taken to monitor, control and report such exposures;

•	overseeing our internal audit function;

•	establishing procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management;

•	reviewing and approving or ratifying related person transactions; and

•	preparing the Audit Committee Report required by SEC rules (which is included on page 12 of this proxy statement).

The current members of the Audit Committee are Mr. Wood (chairman), Dr. Vander Sande and Mr. Oliver. The Audit Committee met eleven times during fiscal 2008. The Board has determined that Mr. Wood is an “audit committee financial expert” as defined in applicable SEC rules.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	reviewing and making a recommendation to the Board with respect to the chief executive officer’s compensation;

•	reviewing and approving the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our incentive compensation and equity-based plans;

•	retaining, if desired, any compensation consultant to be used to assist in the evaluation of executive officer compensation;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	reviewing and making recommendations, upon the Board’s request, to the Board relating to management succession planning;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 14 of this proxy statement; and

•	preparing the Compensation Committee Report required by SEC rules, which is included on page 30 of this proxy statement.

The current members of the Compensation Committee are Mr. Crisp (chairman), Mr. Drouin, Dr. Vander Sande and Mr. Budhraja. The Compensation Committee met twelve times during fiscal 2008.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	recommending to the Board the persons to be nominated for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board;

•	recommending to the Board the persons to be elected to each of the Board’s committees;

•	developing and recommending to the Board a set of corporate governance guidelines applicable to us; and

•	overseeing the evaluation of the Board.

The current members of the Nominating and Corporate Governance Committee are Mr. Drouin (chairman), Mr. Crisp and Mr. Wood. The Nominating and Corporate Governance Committee met three times during fiscal 2008.

Executive Compensation Process

The Compensation Committee has implemented an annual performance review program for our executives, under which annual performance objectives are determined and set forth in writing at the beginning of each fiscal year for American Superconductor as a whole and for each executive individually. Annual corporate objectives are proposed by management, reviewed by the Compensation Committee and approved by the Board. These corporate objectives target the achievement of specific operational milestones. Annual individual objectives focus on contributions that facilitate the achievement of the corporate objectives and are set during the first quarter of each fiscal year. Individual measurable objectives are proposed by each executive, reviewed by the chief executive officer, and formed on the basis of recommendations to the Compensation Committee and the Board with regard to executive compensation. Annual salary increases, annual bonuses, and annual stock option grants and restricted stock awards to our executives are tied to the achievement of these corporate and individual performance objectives.

The Board has delegated to Dr. Yurek, our chief executive officer, the authority to make stock option grants and grants of restricted stock awards to our employees other than executive officers under our 2007 Stock Incentive Plan, subject to limitations set by the Board.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation.

Communicating with the Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our chief financial officer is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our chief financial officer considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board c/o Chief Financial Officer, American Superconductor Corporation, 64 Jackson Road, Devens, Massachusetts 01434.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial and accounting officer, or persons performing similar functions. We have posted a current copy of the code in the “Governance” section of the “Investors” page of our on our website, www.amsc.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of our code.

Audit Committee Report

The Audit Committee has reviewed American Superconductor’s audited financial statements for the fiscal year ended March 31, 2009 and has discussed these financial statements with management and American Superconductor’s independent registered public accounting firm.

Management is responsible for American Superconductor’s internal control over financial reporting and the financial reporting process, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or GAAP. American Superconductor’s independent registered public accounting firm is responsible for performing an audit of American Superconductor’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with American Superconductor’s management, internal accounting, financial and auditing personnel, and the independent registered public accounting firm, the following:

•	the plan for, and the independent registered public accounting firm’s report on, the audit of American Superconductor’s financial statements;

•	American Superconductor’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders;

•	changes in American Superconductor’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to us; and

•	the adequacy of American Superconductor’s internal control over financial reporting and accounting, financial and auditing personnel.

Management represented to the Audit Committee that American Superconductor’s financial statements had been prepared in accordance with GAAP.

The Audit Committee also discussed with PricewaterhouseCoopers LLP, American Superconductor’s independent registered public accounting firm, American Superconductor’s audited financial statements and the matters required to be discussed by applicable accounting standards and Audit Committee rules, including the matters required by Statement on Auditing Standards 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from American Superconductor’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding American Superconductor’s independent registered public accounting firm’s communication with the Audit Committee concerning independence, and has discussed with American Superconductor’s independent registered public accounting firm their independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors of American Superconductor that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

By the Audit Committee of the Board.

John W. Wood, Jr., Chairman

John B. Vander Sande

David R. Oliver, Jr.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Compensation Committee of our Board oversees our executive compensation program, pursuant to authority established in the Compensation Committee Charter. The Compensation Committee reviews and approves all compensation decisions relating to our executive officers, except for the chief executive officer. The Compensation Committee reviews the compensation for our chief executive officer and makes a recommendation to the Board; the Board decides the compensation of our chief executive officer.

Our executive compensation program is designed to meet three principal objectives:

•	Attract and retain executive officers who contribute to our long-term success;

•	Align compensation with our short- and long-term business objectives; and

•	Motivate the executive officers to provide superior performance that will build long-term stockholder value.

These objectives collectively seek to link executive compensation to our overall company performance, which help to ensure that the interests of our executives are aligned with the interests of our stockholders.

The Compensation Committee’s decisions regarding executive compensation during fiscal 2008 were based on achieving the above objectives, with an emphasis on:

•	increasing long-term stockholder value by increasing earnings before interest, other income (expense), taxes, depreciation, amortization and stock-based compensation (EBITDAS);

•	improving operational performance by increasing revenue, cash flow and orders;

•	taking into account the nature and scope of the named executive officer’s position and responsibilities, including considerations of pay equity among the named executive officers; and

•	providing compensation opportunities that are competitive in the marketplace.

In setting executive compensation for fiscal 2008, the Compensation Committee established salary levels, approved annual equity awards and established an executive incentive cash bonus plan with performance metrics that reflected our annual operating plan and strategic priorities for fiscal 2008. For fiscal 2008, the Compensation Committee established EBITDAS and individualized objectives relating to revenue, cash flow, orders and manufacturing performance to promote our short-term and long-term business success. In setting objectives for each of the foregoing metrics, the Compensation Committee considered multiple factors to ensure that its decisions were informed and equitable and that our executive compensation program achieved its objectives.

The Compensation Committee’s Process

The Compensation Committee has a process to help ensure that our executive compensation program meets its principal objectives. In making compensation decisions, the Compensation Committee considers a wide variety of information including how each compensation decision ties to its total compensation philosophy, advice of our vice president of human resources and the thoughts of our chief executive officer and other Board members.

Our vice president of human resources regularly attends Compensation Committee meetings to provide information and recommendations regarding our executive compensation program. Among other things, she performs extensive analysis of marketplace practices for executive pay, makes recommendations to our chief executive officer on compensation matters for all officers and compiles other relevant data at the request of the Compensation Committee.

Our chief executive officer is actively involved in the executive compensation process. Our chief executive officer reviews the performance of each of the executive officers (other than his own) and makes recommendations to the Compensation Committee regarding the salary and long-term incentive awards for executive officers other than himself, as well as the executive compensation program’s impact on attracting, retaining and motivating the level of executive talent necessary to achieve and exceed our company goals. The Compensation Committee is not bound by such recommendations, but generally takes them into consideration before making final determinations about the compensation of executive officers other than our chief executive officer.

The Compensation Committee reviews the compensation for our chief executive officer and makes a recommendation to the full Board. The full Board decides the compensation of our chief executive officer.

The Compensation Committee also considers information relevant to each executive’s specific situation including the executive’s marketability and the availability or scarcity of other qualified candidates, inside and outside our company, who could replace the executive should he or she leave American Superconductor.

In determining equity compensation, the Compensation Committee considers levels of past performance, performance potential, retention risk and the value of the equity compensation needed to keep the total compensation opportunity level competitive and consistent with our compensation philosophy.

Role of Compensation Consultant. In October 2008, the Compensation Committee engaged Pearl Meyer & Partners, independent outside compensation consultants, to assess the competitiveness of our executive compensation and to provide recommendations with respect to both the levels and structure of compensation for our executives. Pearl Meyer & Partners assessed the competitiveness of our executive compensation through comparisons with peer groups and surveys, and also assessed our performance to ensure our executive compensation levels were appropriately tied to meeting our objectives. With the assistance of Pearl Meyer & Partners, the Compensation Committee reviewed the compensation levels of our executive officers against compensation levels at peer group companies that were selected based on the following criteria:

•	companies whose product and service offerings are similar, though not necessarily identical, to ours;

•

companies with revenues of approximately one-third to three times our revenues, of which approximately 50% have higher revenues and 50% have lower revenues than we had (at the time of selection in 2008); and

•

companies with market capitalization of approximately one-fourth to four times our market capitalization, of which approximately 20% have a higher market capitalization and 80% have a lower market capitalization than we had (at the time of selection in 2008).

Based on these criteria, the Compensation Committee selected the following companies as our peer group for executive compensation purposes:

Peer Group Companies

Active Power, Inc.	Evergreen Solar, Inc.
AZZ, Inc.	FuelCell Energy, Inc.
Composite Technology Corporation	SatCon Technology Corporation
Comverge, Inc.	SunPower Corporation.
Echelon Corporation	Vicor Corporation
Energy Conversion Devices, Inc.	Zoltek Companies, Inc.
EnerNOC, Inc.

The above review provided the Compensation Committee with general affirmation that its compensation decisions are aligned with the marketplace and our compensation program was achieving the Compensation Committee’s objectives, as described above. Accordingly, the Compensation Committee did not make any changes during fiscal 2008, and has not implemented any material changes for fiscal 2009, to either the level or structure of compensation for our executive officers.

Compensation Mix

The Compensation Committee relies upon its judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. We seek to achieve our executive compensation objectives through the use of four compensation components, which are summarized in the table below.

Compensation Component	Principal Contributions to Compensation Objectives	Comments and Results

Base salary	• Attracts and retains talented executives with annual salary that reflects the executive’s performance, skill set and opportunities in the marketplace.	• Only component of compensation that is guaranteed. • Can be most influenced by individual performance. • Comprised 18% to 27% of total compensation for our named executive officers in fiscal 2008.

Performance-based annual cash bonuses

•      Focuses executives on annual financial and operating results.

•      Links compensation to stockholder interests.

•      Enables total cash compensation to remain competitive within the marketplace for executive talent.

• Payout target for named executive officers ranges from 50% to 60% of base salary and depends upon EBITDAS, individual objectives, and contribution to our financial and non-financial objectives.

•      0% to 156% of target payout can be achieved.

•      Total cash compensation (base salary plus performance-based annual cash bonus) comprised 32% to 47% of total compensation for our named executive officers in fiscal 2008.

Long-term equity incentives	• Retains a successful and tenured management team.

•      Time-based stock options and restricted stock.

•      Long-term equity incentives comprised 51% to 68% of total compensation for our named executive officers in fiscal 2008.

•      Long-term equity incentives combined with performance-based annual cash bonus brings “at risk” fiscal 2008 compensation to a range of 71% to 82% of total compensation for the named executive officers.

Severance and change-in-control benefits

•      Helps to attract and retain talented executives with benefits that are comparable to those offered by companies with whom we compete for talent.

•      Incentivizes management to maximize stockholder value.

•      Each severance agreement provides for certain severance benefits, primarily salary and health benefits, in the event that the executive’s employment is terminated under certain circumstances. The severance periods range from 12 months to 36 months.

•      The stock options and restricted stock awards we grant to our executive officers provide for full acceleration of vesting upon a change-in-control of our company.

While the Compensation Committee independently evaluates each of the compensation components discussed in the above table, it places greater emphasis on the sum of base salary, performance-based annual cash bonuses and long-term equity incentives rather than any one component because of their combined greater potential to influence our named executive officers’ performance. The Compensation Committee believes, and our pay mix reflects, that a substantial portion of the compensation for our named executive officers should be “at risk” and aligned with our stockholders’ interests.

Base salary.

Base salaries are set once per year as part of the compensation review process. The Compensation Committee assessed a number of factors in determining base salary adjustments for our executive officers for fiscal 2008 including:

•	level of job responsibility;

•	individual, business unit and overall company performance; and

•	competitiveness with salaries paid to executive officers in similar positions, industries and geographic locations.

Based on its assessment of the foregoing factors, together with its own business experience and judgment, the Compensation Committee approved the changes below to the annual base salaries of our executive officers. The change to the annual base salary of Dr. Yurek was recommended by the Compensation Committee and approved by the Board. These changes were effective as of April 1, 2008.

Gregory J. Yurek – increased from $520,000 to $575,000

David A. Henry – increased from $250,000 to $270,000

Charles W. Stankiewicz – increased from $265,000 to $300,000

Angelo R. Santamaria – increased from $195,000 to $210,000

Daniel P. McGahn – increased from $220,000 to $245,000

Performance-Based Annual Cash Bonuses.

The Compensation Committee believes cash bonuses are an important factor in rewarding and motivating our executive officers. The Compensation Committee establishes a cash incentive plan for our executive officers on an annual basis, typically early in the fiscal year.

On May 15, 2008, the Compensation Committee, as well as the Board, approved an executive incentive plan for fiscal 2008 covering all of our executive officers. Under the plan, the Compensation Committee established EBITDAS; individualized objectives relating to revenue, cash flow, orders and manufacturing performance, among others; and individual contributions to our financial and non-financial objectives as the performance metrics for the payment of cash bonus awards for fiscal 2008. The Compensation Committee assigned the following weighting to each such metric:

•	our company’s EBITDAS for fiscal 2008 as compared to the established target – 40%

•

the executive’s achievement of individual measurable objectives during fiscal 2008 as determined by the Board (in the case of our chief executive officer) or the Compensation Committee, which varied among the executive officers – 40%

•	the executive’s overall contribution during fiscal 2008 toward the achievement of our company’s financial and non-financial objectives – 20%

Under the terms of the fiscal 2008 executive incentive plan, the Compensation Committee designated for each named executive officer a target cash bonus amount between 50% and 60% of such named executive officer’s base salary for fiscal 2008. The amount of the target cash bonus award actually paid to each named executive officer could have been less than or greater than the executive’s target cash bonus incentive, with the amount capped at 156% of the target cash bonus amount. If less than 80% of a particular quantitative objective was achieved, no payment was received with respect to that component of the bonus plan.

The following table sets forth each named executive officer’s target cash bonus for fiscal 2008:

Name	Target Cash Bonus as % of Base Salary	Target Cash Bonus
Gregory J. Yurek	60%	$345,000
David A. Henry	50%	$135,000
Charles W. Stankiewicz	50%	$150,000
Angelo R. Santamaria	50%	$105,000
Daniel P. McGahn	50%	$122,500

The Compensation Committee is responsible for determining the cash payout under the plan to each executive officer other than the chief executive officer. The Board determines the payout under the plan for the chief executive officer, taking into account the recommendation received from the Compensation Committee.

The following summarizes the cash bonus opportunity for the named executive officers under each performance metric under the fiscal 2008 executive incentive plan.

Milestones and achievement for the EBITDAS (40%) bonus measure: All of the named executive officers had the same incentive EBITDAS threshold that had to be met before payout could be earned on an incentive EBITDAS measure. The fiscal 2008 milestones and achievement levels for our company’s EBITDAS measure are shown below. An executive’s payout on this measure was determined through a numerical calculation based on our company’s EBITDAS so the Compensation Committee (or, in the case of our chief executive officer, the Board) did not need to apply discretion.

Fiscal 2008 Milestones and Achievement for Company EBITDAS
		Threshold (80%)	Target (100%)	Maximum (156%)
EBITDAS	EBITDAS Milestones:	$6.2M	$7.8M	$8.9M
	EBITDAS Achievement:			$9.9M
Bonus Opportunity	% Achievement:			156%

Our company’s EBITDAS achievement for fiscal 2008 exceeded maximum-level expectations, resulting in a bonus payout that was 156% of the target bonus opportunity for this measure. The Compensation Committee (or, in the case of our chief executive officer, the Board) awarded bonuses under the EBITDAS measure to each named executive officer as follows:

Name	Target Bonus for Metric	Total Payout for Metric	% of Target Bonus Opportunity
Gregory J. Yurek	$138,000	$215,280	156%
David A. Henry	$54,000	$84,240	156%
Charles W. Stankiewicz	$60,000	$93,600	156%
Angelo R. Santamaria	$42,000	$65,520	156%
Daniel P. McGahn	$49,000	$76,440	156%

Individual measurable objectives (40%): The cash bonus payment to each named executive officer under this measure depended upon achievement of performance objectives specific to each named executive officer.

These performance objectives were established at the beginning of fiscal 2008 and relate specifically to each officer’s function and department. The Compensation Committee (or, in the case of our chief executive officer, the Board) awarded bonuses under this measure to each named executive officer as follows:

Name	Target Bonus for Metric	Total Payout for Metric	% of Target Bonus Opportunity
Gregory J. Yurek	$138,000	$172,083	125%
David A. Henry	$54,000	$84,240	156%
Charles W. Stankiewicz	$60,000	$68,820	115%
Angelo R. Santamaria	$42,000	$26,208	62%
Daniel P. McGahn	$49,000	$40,126	82%

Dr. Yurek’s individual performance objectives were tied to new orders and the company’s year-end cash balance. Mr. Henry’s individual performance objectives were tied to the company’s year-end cash balance and the implementation of an enterprise requirements planning (ERP) system in China. Mr. Stankiewicz’s individual performance objectives were tied to business unit new orders, business unit EBITDAS and business unit revenue. Mr. Santamaria’s individual performance objectives were tied to manufacturing performance and production milestones. Finally, Mr. McGahn’s individual performance objectives were tied to business unit EBITDAS, business unit new orders and business unit manufacturing performance.

Executive contribution to company’s achievement of financial and non-financial objectives – subjective performance measure (20%): Each named executive officer was also evaluated upon his overall contribution during fiscal 2008 toward the achievement of our company’s financial and non-financial objectives. Assessment of achievement for these objectives was evaluated on the basis of a number of pre-determined factors relating to outcomes, timing, process, communication and leadership. The Compensation Committee (or, in the case of our chief executive officer, the Board) had discretionary authority to determine whether, and to what extent, these objectives had been achieved.

The Compensation Committee (or, in the case of our chief executive officer, the Board) determined that each executive officer met maximum-level expectations and earned a bonus payout that was 156% of the target bonus opportunity for this measure. The Compensation Committee (or, in the case of the chief executive officer, the Board) awarded bonuses under this measure to each named executive officer as follows:

Name	Target Bonus for Metric	Total Payout for Metric	% of Target Bonus Opportunity
Gregory J. Yurek	$69,000	$107,640	156%
David A. Henry	$27,000	$42,120	156%
Charles W. Stankiewicz	$30,000	$46,800	156%
Angelo R. Santamaria	$21,000	$32,760	156%
Daniel P. McGahn	$24,500	$38,220	156%

Overall payout results: In May 2009, the Compensation Committee (or, in the case of our chief executive officer, the Board) approved the following payouts under the fiscal 2008 executive incentive plan:

Name	Cash Bonus Paid	% of Target Bonus Opportunity
Gregory J. Yurek	$495,003	143%
David A. Henry	$210,600	156%
Charles W. Stankiewicz	$209,220	139%
Angelo R. Santamaria	$124,488	119%
Daniel P. McGahn	$154,786	126%

Special Cash Bonuses.

In May 2009, the Compensation Committee in the case of Mr. Stankiewicz, and the Board in the case of Dr. Yurek, approved the payment of special cash bonuses in the amounts of $10,149 and $33,091, respectively. These one-time payments were made as part of a modification to their individual measurable objectives portion of the fiscal 2008 executive incentive plan. In addition, in May 2009, the Compensation Committee approved the payment of special cash bonuses to Mr. McGahn and Mr. Santamaria in the amounts of $10,000 and $25,000, respectively. These one-time payments were made to reflect their significant efforts in connection with the successful establishment of our wholly-owned Chinese subsidiary. Mr. McGahn expended an extraordinary amount of time and effort to establish an on-going operation in Suzhou, China. Mr. Santamaria established and ramped up our manufacturing capacity at our Suzhou, China facility and oversaw the successful manufacture and shipment of our first products from that site, which ensured the timely delivery of product to key customers.

Equity Incentives.

The Compensation Committee uses stock-based awards to retain executive officers and align their interests with those of our stockholders. Historically, the Compensation Committee granted stock-based awards to our executive officers purely in the form of stock options that vested in installments over multiple years, with an exercise price equal to the closing market price of our common stock on the date of grant. Recent changes in the accounting treatment for stock options in relation to Statement of Financial Accounting Standards No. 123(R) have made stock option grants a less attractive form of compensation for companies. While we continue to use stock options as a form of incentive for employees and executive officers, the Compensation Committee has increasingly relied on the award of shares of restricted stock to our executive officers. The Compensation Committee believes shares of restricted stock provide an equally motivating form of incentive compensation, minimize stock compensation expenses and reduce the potential dilution of our shares.

We generally grant options and shares of restricted stock to executive officers and other employees upon their initial hire, in connection with a promotion, and annually based on merit. To determine the amount of stock-based awards granted to executive officers, our Compensation Committee considers the performance of the individual and our company, historic stock-based awards and the awards made to those in similar positions at comparable companies.

The Board and Compensation Committee typically meet in early May to review company performance for the prior fiscal year. At such time, the Compensation Committee (or, in the case of our chief executive officer, the Board) also review the performance of the executive officers over the prior fiscal year and grant restricted stock or stock options to the executive officers.

In May 2008, when considering equity grants, the Compensation Committee (or, in the case of our chief executive officer, the Board) considered:

•	each executive officer’s performance and contribution during the prior fiscal year;

•	recommendations made by our management;

•	competitive practices; and

•	the overall compensation package for each executive officer.

Based on such considerations, the Compensation Committee (or, in the case of our chief executive officer, the Board) granted time-based restricted and performance-based restricted stock awards. Messrs. Yurek, Henry, Stankiewicz, Santamaria and McGahn received time-based restricted stock awards for 50,000 shares, 20,000 shares, 35,000 shares, 20,000 shares and 25,000 shares, respectively, with 100% of each award vesting on the third anniversary of the date of grant. Messrs. Yurek, Henry, Stankiewicz, Santamaria and McGahn also received performance-based restricted stock awards for 10,000 shares each, with 100% of each award vesting upon our achievement of four consecutive quarters of U.S. GAAP profitability that must occur prior to May 15, 2011, or such awards will be forfeited.

American Superconductor has no specific program, plan or practice regarding the timing of option grants vis-à-vis the release of material non-public information. Our practice has been to grant awards when the Board or the Compensation Committee has completed its analyses and decisions with respect to such grants, and no attempt has been made to take advantage of material non-public information by timing grants to occur before the release of positive information or after the release of negative information.

Benefits.

We offer a comprehensive benefits package to all full-time employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executive officers are eligible to participate in all of our employee benefit plans. The 401(k) plan includes a matching component where we will match $0.50 on the dollar of an employee’s contribution up to a maximum of 6 percent of their wages in the form of our stock. The employee contributions are subject to the maximum limitations as set forth in the Internal Revenue Code of 1986, as amended.

Severance and Change-in-Control Benefits

We have entered into agreements with each of our executive officers that provide them with severance benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company. In addition, the stock options and restricted stock awards we grant to our executive officers provide for full acceleration of vesting upon a change in control of our company. These agreements, along with estimates of the value of the benefits payable under them, are described below under the caption “Employment Agreements and Severance Agreements with Named Executive Officers.”

We believe providing these benefits helps us compete for and retain executive talent. After reviewing the practices of comparable companies, we believe that our severance and change-in-control benefits are generally in line with those provided to executives by comparable companies.

Tax Considerations

The Internal Revenue Service, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1,000,000 paid to our chief executive officer and to each other officer (other than our chief executive officer and chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three most highly paid executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. We generally structure our stock option awards to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. We periodically review the potential consequences of Section 162(m) on the other components of our executive compensation program. We will structure arrangements to comply with the Section 162(m) exceptions where we believe it to be feasible. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Summary Compensation Table

The following table contains information with respect to the compensation for fiscal 2008 of our principal executive officer, our principal financial officer, our three other most highly compensated executive officers who were serving as executive officers on March 31, 2009. We refer to the executive officers identified in this table as the “named executive officers.”

Name and Principal Position	Fiscal Year (1)	Salary	Bonus		Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Gregory J. Yurek	2008	$575,000	$33,091	(5)	$737,939	$404,820	$495,003	$7,272	$2,253,125
President and Chief Executive Officer	2007	$520,000	$—		$412,836	$614,030	$405,600	$7,323	$1,959,789
	2006	$495,000	$—		$225,930	$405,048	$209,484	$7,087	$1,342,549
David A. Henry	2008	$270,000	$—		$629,343	$393,546	$210,600	$7,693	$1,511,182
Senior Vice President, Chief Financial Officer and Treasurer (6)	2007	$182,692	$—		$278,252	$287,882	$117,000	$3,961	$869,787
Charles W. Stankiewicz	2008	$300,000	$10,149	(7)	$462,769	$323,234	$209,220	$9,136	$1,314,508
Executive Vice President and General Manager, AMSC Power System	2007	$265,000	$—		$88,857	$286,514	$202,800	$7,544	$850,715
	2006	$220,000	$25,000	(8)	$110,438	$42,032	$100,000	$6,701	$504,171

Angelo R. Santamaria	2008	$210,000	$25,000	(9)	$281,003	$319,212	$124,488	$7,738	$967,441
Senior Vice President, Global Manufacturing Operations	2007	$195,000	$15,000	(10)	$57,738	$287,458	$75,000	$7,357	$637,553
	2006	$172,000	$—		$104,887	$58,306	$58,342	$5,837	$399,372

Daniel P. McGahn	2008	$245,000	$10,000	(12)	$345,906	$146,556	$154,786	$9,154	$911,402
Senior Vice President and General Manager, AMSC Superconductors (11)	2007	$220,000	$40,000	(13)	$44,000	$136,830	$97,360	$7,277	$545,467
	2006	$63,432	$20,000	(14)	$13,343	$19,982	$35,742	$1,727	$154,226

(1)	Refers to the fiscal years ended March 31, 2009 (fiscal 2008), March 31, 2008 (fiscal 2007) and March 31, 2007 (fiscal 2006).

(2)	The amounts shown reflect the dollar amounts computed for financial statement reporting purposes for fiscal 2008, fiscal 2007 and fiscal 2006 in accordance with FAS 123R, excluding an estimate of forfeitures, of restricted stock awards and options granted in and prior to those fiscal years. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 10 to our audited consolidated financial statements for fiscal 2008 included in our Annual Report on Form 10-K filed with the SEC on May 28, 2009.

(3)	The amounts in this column reflect cash bonuses paid under our executive incentive plans for fiscal 2008, fiscal 2007 and fiscal 2006. See “Compensation Discussion and Analysis — Compensation Mix — Performance-Based Annual Cash Bonuses” above for a description of the plan for fiscal 2008.

(4)	All Other Compensation is comprised of the following amounts:

Name	Fiscal Year (1)	Life Insurance Premiums	Defined Contributions for 401(k) Stock Match
Gregory J. Yurek	2008	$7,272	$—
	2007	7,323	—
	2006	7,087	—
David A. Henry (6)	2008	1,950	5,743
	2007	1,942	2,019
Charles W. Stankiewicz	2008	1,913	7,223
	2007	1,963	5,581
	2006	1,963	4,738
Angelo R. Santamaria	2008	1,899	5,839
	2007	1,820	5,537
	2006	1,606	4,231
Daniel P. McGahn (11)	2008	1,941	7,213
	2007	1,931	5,346
	2006	483	1,244

The life insurance premium amounts in the table above reflect premiums paid by us for life insurance for which the named executive is the named beneficiary. The amount disclosed with respect to Dr. Yurek includes $4,863 of premiums paid by us for a term life insurance policy on which his wife is the beneficiary.

(5)	Represents a special performance bonus received by Dr. Yurek.

(6)	Mr. Henry joined us as our chief financial officer in July 2007.

(7)	Represents a special performance bonus received by Mr. Stankiewicz.

(8)	Represents a cash relocation bonus received by Mr. Stankiewicz in April 2006.

(9)	Represents a special performance bonus received by Mr. Santamaria.

(10)	Represents a special promotion bonus received by Mr. Santamaria in fiscal 2007.

(11)	Mr. McGahn joined us in December 2006.

(12)	Represents a special performance bonus received by Mr. McGahn.

(13)	Represents a special promotion bonus received by Mr. McGahn in fiscal 2007.

(14)	Represents a sign-on bonus received by Mr. McGahn in fiscal 2006.

Grants of Plan-Based Awards Table

The following table contains information concerning each grant of a restricted stock award made during fiscal 2008 to the named executive officers. The company did not grant any options during fiscal 2008 to the named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards (7)
		Threshold $ (2)	Target $ (3)	Maximum $ (4)	—		—
Gregory J. Yurek		103,500	345,000	538,200
	5/15/08				10,000	(5)	294,600
	5/15/08				50,000	(6)	1,473,000
David A. Henry		40,500	135,000	210,600
	5/15/08				10,000	(5)	294,600
	5/15/08				20,000	(6)	589,200
Charles W. Stankiewicz		45,000	150,000	234,000
	5/15/08				10,000	(5)	294,600
	5/15/08				35,000	(6)	1,031,100
Angelo R. Santamaria		31,500	105,000	163,800
	5/15/08				10,000	(5)	294,600
	5/15/08				20,000	(6)	589,200
Daniel P. McGahn		36,750	122,500	191,100
	5/15/08				10,000	(5)	294,600
	5/15/08				25,000	(6)	736,500

(1)	Reflects the threshold, target and maximum cash bonus amounts under our executive incentive plan for fiscal 2008. See “Compensation Discussion and Analysis — Compensation Mix — Performance- Based Annual Cash Bonuses” above for a description of this plan. The amounts actually paid to the named executive officers under this plan are shown above in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Reflects the total minimum amount that would have been earned if the minimum targets for all of the annual metrics had been achieved.

(3)	Reflects the total amount that would have been earned if the targeted annual metrics had been achieved.

(4)	Reflects the total maximum amount that would have been earned if the maximum targets for all of the annual metrics had been achieved.

(5)	Restricted stock award vests upon our achievement of four consecutive quarters of U.S. GAAP profitability. Unvested restricted stock awards will expire upon the earlier to occur of (a) termination of the officer’s employment, or (b) May 15, 2011. Upon a change in control, any unvested restricted stock awards will vest.

(6)	Restricted stock award vests in its entirety on May 15, 2011. Unvested restricted stock awards will expire upon the termination of the officer’s employment. Upon a change in control, any unvested restricted stock awards will vest.

(7)	Grant date fair value represents the FAS 123R value of the restricted stock award or option as of the grant date.

Outstanding Equity Awards at Fiscal Year-End Table

The following table contains information regarding unexercised stock options and unvested restricted stock awards held by our named executive officers as of March 31, 2009.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (20)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Gregory J. Yurek	3,902	(1)	—		—	25.63	04/11/2010	—		—	—		—
	750,000	(2)	—		—	32.56	07/28/2010	—		—	—		—
	6,583	(3)	—		—	15.19	04/27/2011	—		—	—		—
	34,999	(4)	—		—	7.81	04/23/2012	—		—	—		—
	42,000	(5)	—		—	3.53	05/09/2013	—		—	—		—
	28,290	(6)	—		—	12.80	05/06/2014	—		—	—		—
	—		—		—	—	—	10,000	(12)	173,100	—		—
	174,200	(7)	—		—	9.26	05/05/2015	—		—	—		—
	—		—		—	—	—	30,000	(13)	519,300	—		—
	—		—		—	—	—	—		—	20,000	(19)	346,200
	50,000	(8)	100,000	(8)	—	14.55	05/15/2017	—		—	—		—
	—		—		—	—	—	50,000	(14)	865,500	—		—
	—		—		—	—	—	10,000	(15)	173,100	—		—
David A. Henry	—		90,000	(9)	—	21.87	07/09/2017	25,000	(16)	432,750	—		—
	—		—		—	—	—	25,000	(17)	432,750	—		—
	—		—		—	—	—	20,000	(14)	346,200	—		—
	—		—		—	—	—	10,000	(15)	173,100	—		—
Charles W. Stankiewic	15,000	(1)	—		—	25.63	04/11/2010	—		—	—		—
	2,000	(3)	—		—	15.19	04/27/2011	—		—	—		—
	2,508	(6)	—		—	12.80	05/06/2014	—		—	—		—
	40,000	(8)	80,000	(8)	—	14.55	05/15/2017	—		—	—		—
	—		—		—	—	—	35,000	(14)	605,850	—		—
	—		—		—	—	—	10,000	(15)	173,100	—		—
Angelo R. Santamaria	—		10,000	(10)	—	13.25	04/01/2014	—		—	—		—
	—		—		—	—	—	6,000	(18)	103,860	—		—
	30,000	(8)	60,000	(8)	—	14.55	05/15/2017	—		—	—		—
	—		—		—	—	—	20,000	(14)	346,200	—		—
	—		—		—	—	—	10,000	(15)	173,100	—		—
Daniel P. McGahn	10,000	(11)	30,000	(11)	—	11.00	12/11/2016	—		—	—		—
	10,000	(8)	20,000	(8)	—	14.55	05/15/2017	—		—	—		—
	—		—		—	—	—	25,000	(14)	432,750	—		—
	—		—		—	—	—	10,000	(15)	173,100	—		—

(1)	These options were granted on April 11, 2000, vested in equal annual installments over a 5-year period, and were fully vested as of April 11, 2005.

(2)	These options were granted on July 28, 2000, vested in equal annual installments over a 5-year period, and were fully vested as of July 28, 2005.

(3)	These options were granted on April 27, 2001, vested in equal annual installments over a 5-year period, and were fully vested as of April 27, 2006.

(4)	These options were granted on April 23, 2002, vested in equal annual installments over a 5-year period, and were fully vested as of April 23, 2007.

(5)	These options were granted on May 9, 2003, vested in equal annual installments over a 3-year period, and were fully vested as of May 9, 2006.

(6)	These options were granted on May 6, 2004, vested in equal annual installments over a 3-year period, and were fully vested as of May 6, 2007.

(7)	These options were granted on May 5, 2005 and were fully vested on May 5, 2008. 50% of the shares vested on May 5, 2006, 25% on May 5, 2007, and 25% vested on May 5, 2008.

(8)	These options were granted on May 15, 2007, vest in equal annual installments over a 3-year period, and will be fully vested on May 5, 2010.

(9)	These options were granted on July 9, 2007 and will be fully vested on July 9, 2010.

(10)	These options were granted on April 1, 2004, vest in equal annual installments over a 5-year period and were fully vested on April 1, 2009.

(11)	These options were granted on December 11, 2007, vest in equal annual installments over a 4-year period and will be fully vested on December 11, 2011.

(12)	These awards were granted on May 6, 2004, will vest (a) upon attainment of both four consecutive quarters of corporate profitability and revenue of at least $100 million in a fiscal year, or (b) in equal annual installments over a 6-year period, and will be fully vested as of May 6, 2010.

(13)	These awards were granted on July 26, 2006 and will fully vest on July 26, 2009.

(14)	These awards were granted on May 15, 2008 and will be fully vested on May 15, 2011.

(15)	These awards were granted on May 15, 2008, and will vest upon the attainment of four consecutive quarters of US GAAP profitability. Unvested awards will expire on May 15, 2011.

(16)	These awards were granted on July 9, 2007, and will vest upon the earlier of (a) the attainment of both four consecutive quarters of US GAAP profitability and revenue of at least $100 million in a fiscal year, or (b) the fifth anniversary of the grant date.

(17)

These awards were granted on July 9, 2007, and will vest as follows: 5,000 shares on 1st anniversary of grant date, 10,000 shares on 2nd anniversary of grant date, and 15,000 shares on 3rd anniversary of grant date

(18)

These awards were granted on July 26, 2006, will vest (a) upon attainment of both four consecutive quarters of corporate profitability and revenue of at least $100 million in a fiscal year, or (b) in equal annual installments on each May 3rd thereafter over a 3-year period, and were fully vested as of May 3, 2009.

(19)	These awards were granted on July 26, 2006 and will vest only if the stock price on the third anniversary of the grant date is at least 25% higher than it was on the grant date ($8.97 per share).

(20)	Based on $17.31 per share, the last sale price of our common stock on March 31, 2009.

Option Exercises and Stock Vested Table

The following table contains information concerning the exercise of stock options and vesting of restricted stock awards for each named executive officer during fiscal 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Gregory J. Yurek	339,288	$6,537,324	13,000	$335,830
David A. Henry	—	—	5,000	$156,150
Charles W. Stankiewicz	17,474	$424,950	13,000	$237,650
Angelo R. Santamaria	30,000	$650,000	6,000	$156,600
Daniel P. McGahn	—	—	4,000	$56,040

(1)	Value realized on exercise is based on the closing sales price of our common stock on the NASDAQ Global Market on the date of exercise less the option exercise price.

(2)	Value realized upon vesting is based on the closing sales price of our common stock on the NASDAQ Global Market on the vesting date.

Employment Agreements and Severance Agreements with Executive Officers

We are party to severance agreements with each of our executive officers. Each severance agreement provides for certain severance benefits to the executive in the event that such executive’s employment is terminated:

•	by us without “cause” in the absence of a “change in control” of American Superconductor (as such terms are defined in the severance agreement); or

•	by us without cause or by the executive for “good reason” (as defined in the severance agreement) following a change in control of American Superconductor.

These benefits consist primarily of the continuation of the executive’s salary and employee benefits for a specified period of time following employment termination. These periods are as follows: Dr. Yurek — 36 months; Mr. Henry — 18 months; Mr. Stankiewicz —18 months; Mr. Santamaria — 12 months; and Mr. McGahn — 12 months.

Dr. Yurek is a party to an employment agreement with us, dated as of December 4, 1991. The terms of severance for Dr. Yurek set forth in his employment agreements are superseded by the severance provisions in their severance agreements during the term of the severance agreements. Under the terms of their employment agreements (as amended by their executive severance agreements), Dr. Yurek agrees that, among other things, he will not engage in a business competitive with ours for the post-employment period during which each is entitled to receive severance benefits from us.

The stock options and restricted stock awards we grant to our executive officers provide for full acceleration of vesting upon a change in control of our company.

The following table describes the potential payments and benefits that would be received by the named executive officers pursuant to these severance agreements, assuming that a qualifying termination of employment occurred on March 31, 2009. Actual amounts payable to each executive listed below upon his employment termination can only be determined definitively at the time of an executive’s actual termination.

Name	Salary continuation payments	Employee benefits (1)
Gregory J. Yurek	$1,725,000	$40,220
David A. Henry	$405,000	$30,384
Charles W. Stankiewicz	$450,000	$23,408
Angelo R. Santamaria	$210,000	$17,351
Daniel P. McGahn	$245,000	$20,256

(1)	Calculated based on the estimated cost to us of providing these benefits at March 31, 2009.

The following table describes the value to the named executive officers pursuant to the acceleration-of- vesting provisions in his restricted stock and option awards and/or severance agreements, assuming that a change in control of American Superconductor occurred on March 31, 2009. The actual value of such acceleration to each executive listed below can only be determined definitively at the time of an executive’s actual termination.

Name	Value of option acceleration (1)	Value of restricted stock acceleration (2)
Gregory J. Yurek	$3,323,844	$2,077,100
David A. Henry	$—	$1,384,800
Charles W. Stankiewicz	$346,751	$778,950
Angelo R. Santamaria	$289,000	$623,160
Daniel P. McGahn	$335,200	$813,570

(1)	Represents the number of option shares that would accelerate, multiplied by the excess of $17.31 per share (the last sale price of American Superconductor common stock on March 31, 2009) over the exercise price of the option.

(2)	Represents the number of shares of restricted stock that would accelerate, multiplied by the excess of $17.31 per share over the grant price of the restricted stock.

Director Compensation

The Compensation Committee is responsible for reviewing and making recommendations to our Board with respect to the compensation paid to our non-employee directors (referred to as Outside Directors).

In fiscal 2008, the Compensation Committee engaged Pearl Meyer & Partners, independent outside compensation consultants, to assess the competitiveness of our director compensation and to provide recommendations with respect to both the levels and structure of compensation for our directors. Pearl Meyer & Partners assessed the competitiveness of director compensation through comparisons with peer groups and surveys. In May 2009, based on the recommendations of Pearl Meyer & Partners, the Compensation Committee recommended to the Board, and the Board approved, reductions to the equity awards granted to directors upon his or her initial election to the Board and annually following each Annual Meeting of Stockholders, effective immediately.

Each fiscal year, Outside Directors receive cash compensation as follows:

•	each Outside Director receives $20,000 as an annual retainer;

•	the chairman of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receive an annual retainer of $6,000, $4,000 and $3,000, respectively;

•	the Lead Director receives an annual retainer of $4,000; and

•

each Outside Director who attends an “in person” meeting of the Board or a committee of the Board receives $1,500 per meeting; and each Outside Director who participates in a teleconference meeting of the Board or a committee of the Board receives $1,000 per meeting.

Pursuant to the 2007 Director Stock Plan, Outside Directors are granted equity awards on the following terms:

•	each Outside Director is granted an option to purchase 10,000 shares of common stock upon his or her initial election to the Board; and

•

each Outside Director is granted (for no cash consideration) 3,000 fully-vested shares of common stock three business days following each Annual Meeting of the Stockholders, provided that such Outside Director had served as a director for at least one year.

Each option granted under the 2007 Director Stock Plan has an exercise price equal to the fair market value of our common stock on the date of grant and becomes exercisable in equal annual installments over a two-year period. Those options become exercisable in full in the event of an acquisition of American Superconductor. The term of each option granted under the 2007 Director Stock Plan is 10 years, provided that, in general, an option may be exercised only while the director continues to serve as a director or within 60 days thereafter.

As with executive officers, the compensation packages for directors are intended to attract and retain high-quality individuals to provide oversight to our management team. Directors who are employees of American Superconductor receive no additional compensation for their service as directors.

The following table summarizes the compensation of our Outside Directors during fiscal 2008:

Name *	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Option Awards (1)	All Other Compensation	Total
Vikram S. Budhraja	$42,000	$80,430	—	—	$122,430
Peter O. Crisp	$50,500	$80,430	—	—	$130,930
Richard Drouin	$49,500	$80,430	—	—	$129,930
David R. Oliver, Jr.	$40,000	$80,430	$30,907	—	$151,337
John B. Vander Sande	$59,000	$80,430	—	—	$139,430
John W. Wood, Jr.	$51,500	$80,430	$42,779	—	$174,709

*	Excludes Dr. Yurek, who serves as our chief executive officer and who received no compensation for service as a director in fiscal 2008. Dr. Yurek’s compensation as an executive is reported in the Summary Compensation Table included in this proxy statement.

(1)	The amounts shown reflect the dollar amounts computed for financial statement reporting purposes for fiscal 2008 in accordance with FAS 123R, excluding an estimate of forfeitures, of restricted stock awards and options granted in and prior to fiscal 2008. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 10 to our audited consolidated financial statements for the fiscal 2008 included in our Annual Report on Form 10-K filed with the SEC on May 28, 2009.

(2)	Based on stock price of $26.81 on the grant date of August 12, 2008.

As of March 31, 2009, each Outside Director held options for the following aggregate number of shares of common stock:

Name	Number of shares
Vikram S. Budhraja	30,000
Peter O. Crisp	40,000
Richard Drouin	40,000
David R. Oliver, Jr.	20,000
John B. Vander Sande	40,000
John W. Wood, Jr.	20,000

Securities Authorized for Issuance Under Our Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of March 31, 2009.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,704,546	(1)	$19.97	2,665,342	(2)
Equity compensation plans not approved by security holders	1,000	(3)	$28.75	—

Total	2,705,546		$19.97	2,665,342

(1)	Excludes shares issuable under our 2000 Employee Stock Purchase Plan in connection with the current offering period which ends on September 30, 2009. Such shares are included in column (c).

(2)	In addition to being available for future issuance upon exercise of options that may be granted after March 31, 2009, the 2,335,500 shares available for issuance under our 2007 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards. The above amounts include 262,000 shares available under the 2007 Director Plan and 67,842 shares available under the 2000 Employee Stock Purchase Plan on March 31, 2009.

(3)	Represents 1,000 shares subject to outstanding non-qualified stock options granted to the former employees of Integrated Electronics, LLC (“IE”) in connection with our purchase of substantially all the assets of IE in June 2000.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Crisp (Chairman), Mr. Drouin, Dr. Vander Sande and Mr. Budhraja. No member of the Compensation Committee was at any time during fiscal 2008, or formerly, an officer or employee of ours or any subsidiary of ours, nor has any member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

No executive officer of American Superconductor has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the “Compensation Discussion and Analysis” section be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

By the Compensation Committee of the Board.

Peter O. Crisp, Chairman

Richard Drouin

John B. Vander Sande

Vikram S. Budhraja

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. The Audit Committee will review and consider such information regarding the transaction as it deems appropriate under the circumstances.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

There were no related person transactions during fiscal 2008.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, all of whom are presently directors, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. Each director will be elected to hold office until the next Annual Meeting of Stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal). Information about each nominee is set forth under “Corporate Governance — Members of the Board” beginning on page 7 of this proxy statement.

The Board recommends a vote FOR the election of Dr. Yurek, Mr. Budhraja, Mr. Crisp, Mr. Drouin, Mr. Oliver, Dr. Vander Sande and Mr. Wood as directors.

APPROVAL OF AMENDMENTS TO THE 2007 STOCK INCENTIVE PLAN, AS AMENDED

(PROPOSAL 2)

On August 3, 2007, American Superconductor stockholders adopted and approved our 2007 Stock Incentive Plan, as amended, or 2007 Plan, and 3,000,000 shares of common stock were reserved for issuance thereunder.

On May 12, 2009, our Board adopted, subject to stockholder approval, the following amendments to the 2007 Plan:

•	increase by 3,000,000 the number of shares of common stock available for issuance under the 2007 Plan; and

•

implement fungible share counting by counting future restricted stock, restricted stock units and other stock-based awards against the 2007 Plan’s share reserve as two shares for every one share issued in connection with such awards and, as a result of this new counting practice, remove the provision limiting the issuance of restricted stock and restricted stock units to 600,000.

Our Board believes that equity is a key element of American Superconductor’s compensation package and that equity awards encourage employee loyalty and align employee interests directly with those of our stockholders. The 2007 Plan allows us to provide key employees, and consultants and advisors, with equity incentives that are competitive with the marketplace.

If we do not amend the 2007 Plan to increase the number of shares available for issuance, then the Board believes that the number of shares currently available under the 2007 Plan may not be sufficient to cover projected awards through the date of the 2010 Annual Meeting of Stockholders. In such event, we may not be able to provide persons eligible for awards with compensation packages that are necessary to attract, retain and motivate these individuals. The Board believes that the additional 3,000,000 shares of common stock, plus the shares currently available for future awards under the 2007 Plan, will provide us sufficient shares to cover the awards anticipated to be granted to eligible participants for approximately three to four years.

As of May 31, 2009, an aggregate of 1,352,345 shares of common stock were issued or issuable pursuant to awards that had been granted under the 2007 Plan, and 1,647,655 shares of common stock were available for future grant under such plans.

The Board believes that the amendments to the 2007 Plan are in the best interests of American Superconductor and our stockholders and therefore recommends a vote FOR this proposal.

The following is a summary of the material terms and conditions of the 2007 Plan, as proposed to be amended. A copy of the 2007 Plan may be obtained from our Corporate Secretary at American Superconductor Corporation, 64 Jackson Road, Devens, Massachusetts 01434.

Description of the 2007 Plan

Administration

The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2007 Plan and to interpret the provisions of the 2007 Plan. The Board may delegate authority under the 2007 Plan to one or more committees or subcommittees of the Board. The Board has authorized the Compensation Committee to administer the 2007 Plan, including the granting of options to executive officers, and all references in this description of the 2007 Plan to the Board shall apply to the Compensation Committee for so long as that delegation of authority remains in effect. In addition, the Board has authorized Dr. Yurek to grant options and restricted stock awards, subject to limitations set by the Board, to employees other than executive officers.

Subject to any applicable limitations contained in the 2007 Plan, the Board, the Compensation Committee, Dr. Yurek or any other committee to whom the Board delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than the fair market value of our common stock on the date of grant), (iii) the duration of options, and (iv) the number of shares of common stock subject to any stock appreciation right, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price. Additionally, the standard agreement to be used in connection with the grant of options under the 2007 Plan provides for (i) vesting of the option in three annual installments and (ii) full acceleration of vesting upon a change in control of American Superconductor, as defined in the option agreement.

Eligibility and Limitations Upon Awards

Employees, officers, consultants and advisors of American Superconductor and its subsidiaries are eligible to be granted awards under the 2007 Plan. Under present law, however, incentive stock options may only be granted to employees of American Superconductor and its subsidiaries. As of May 31, 2009, approximately 520 persons were eligible to receive awards under the 2007 Plan, including our executive officers. The granting of awards under the 2007 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Authorized Number of Shares. The number of shares of common stock that are available to be issued through awards made under the 2007 Plan or through the exercise of options granted thereunder will be increased from 3,000,000 shares to 6,000,000 shares.

Fungible Share Pool. Any restricted stock award, restricted stock unit award or other stock-based award made under the 2007 Plan, which we refer to as “Full-Value Awards,” will be counted against the shares reserved for issuance under the 2007 Plan as two shares for each share of common stock subject to such award and any option or stock appreciation right award made under the 2007 Plan will be counted against the shares reserved for issuance under the 2007 Plan as one share for each one share of common stock underlying the award. To the extent a share that was subject to an award that was counted as one share is returned to the 2007 Plan, the share reserve and limits will be credited with one share. To the extent a share that was subject to an award that was counted as two shares is returned to the 2007 Plan, the share reserve and limits will be credited with two shares. For purposes of counting the number of shares available for the grant of awards under the 2007 Plan, shares of common stock delivered (either by actual delivery, attestation, or net exercise) to American Superconductor by a participant to (a) purchase shares of common stock upon the exercise of an award, or (b) satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) shall not be added back to the number of shares available for future awards.

Reacquired Shares. If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such award will again be available for grant under the 2007 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Section 162(m) Per-Participant Award Limitation Under the 2007 Plan. The maximum number of shares with respect to which awards may be granted to any participant under the 2007 Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with a stock appreciation right is treated as a single award.

Substitute Options

In connection with a merger or consolidation of an entity with American Superconductor or the acquisition by us of property or stock of an entity, the Board may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2007 Plan. Substitute options will not count against the 2007 Plan’s overall share limit, except as may be required by the Code.

Types of Awards

The 2007 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below. Such awards that may be granted under the 2007 Plan are referred to in this Description of the 2007 Plan as “awards.” As described above under the subheading “Administration,” our Board has authorized the Compensation Committee to administer the 2007 Plan. All references in this description of the 2007 Plan to the Board shall also apply to the Compensation Committee for so long as the delegation of authority to the Compensation Committee remains in effect.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price that is not less than 100% of the fair market value of our common stock on the date the option is granted; however, if the Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the fair market value on such future date. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of American Superconductor). Options may not be granted for a term in excess of ten years. The 2007 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to us of shares of our common stock, (iii) subject to certain conditions, delivery to us of a promissory note, (iv) any other lawful means as determined by the Board, or (v) any combination of these forms of payment.

Stock Appreciation Rights. A Stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in cash or common stock or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock. SARs may be granted independently or in tandem with an option.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of our common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board.

Other Stock-Based Awards. Under the 2007 Plan, the Board has the right to grant other awards based upon our common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of awards entitling recipients to receive shares of our common stock to be delivered in the future.

Performance Measures. As discussed under the subheading “Administration” above, the Board has authorized our Compensation Committee to administer the 2007 Plan. The Compensation Committee may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such award will be based on one or more of the following measures: (i) net income, (ii) earnings before or after discontinued operations, (iii) interest, (iv) taxes, (v) depreciation and/or amortization, (vi) operating profit before or after discontinued operations and/or taxes, (vii) sales, (viii) sales growth, (ix) earnings growth, (x) cash flow or cash position, (xi) gross margins, (xii) stock price, (xiii) market share, (xiv) return on sales, (xv) assets, (xvi) equity or investment, (xvii) improvement of financial ratings, (xviii) achievement of balance sheet or income statement objectives or (xix) total shareholder return. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee; and (iii) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

We believe that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect us.

Limitation on Repricing

Unless approved by American Superconductor’s stockholders: (1) no outstanding option or SAR granted under the 2007 Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option or SAR, as the case may be (other than adjustments in connection with any stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization), and (2) the Board may not cancel any outstanding option or SAR (whether or not in either case granted under the 2007 Plan) and grant new awards in substitution for such option or SAR, as the case may be, under the 2007 Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option or SAR, as the case may be.

Transferability of Awards

Except as otherwise provided in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

Adjustments for Changes in Common Stock and Certain Other Events

We are required to make appropriate adjustments in connection with the 2007 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2007 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) any merger or consolidation of American Superconductor with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of American Superconductor. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any outstanding awards on such terms as the Board determines: (i) provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised options or other unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, or Acquisition Price, make or provide for a cash payment to an award holder equal to (A) the Acquisition Price times the number of shares of common stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards, (v) provide that, in connection with a liquidation or dissolution of American Superconductor, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

Acceleration.

Our Board may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Provisions for Foreign Participants

Our Board may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2007 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No award may be made under the 2007 Plan more than 10 years after the date that the 2007 Plan is approved by our stockholders, but awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 2007 Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No award will be made that is conditioned upon stockholder approval of any amendment to the 2007 Plan.

Federal Income Tax Consequences of the 2007 Plan

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2007 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The 2007 Plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or one of our 50% or more-owned corporate subsidiaries at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2007 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to American Superconductor

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

APPROVAL OF AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

(PROPOSAL 3)

On July 28, 2000, American Superconductor’s stockholders adopted and approved our 2000 Employee Stock Purchase Plan, or 2000 Purchase Plan, and 250,000 shares of Common Stock were reserved for purchase thereunder. On October 1, 2003, the 2000 Purchase Plan was amended to include an additional 250,000 shares of common stock. Currently, the total number of shares of common stock that are authorized to be purchased under the 2000 Purchase Plan is 500,000. As of April 1, 2009, 67,842 shares remained available for future purchases under this plan.

The Board believes that the opportunity for non-executive employees to purchase common stock under our 2000 Purchase Plan has been, and will continue to be, important to encourage the employees’ continued services.

Accordingly, on May 12, 2009, the Board voted, subject to stockholder approval, to amend the 2000 Purchase Plan to increase the number of shares of common stock authorized for purchase under the 2000 Purchase Plan from 500,000 to 1,000,000.

The Board believes that the approval of the amendment to the 2000 Purchase Plan is in the best interests of American Superconductor and our stockholders and therefore recommends a vote FOR this proposal.

The following is a summary of the material terms and conditions of the 2000 Purchase Plan, as proposed to be amended. A copy of the 2000 Purchase Plan may be obtained from our Corporate Secretary at American Superconductor Corporation, 64 Jackson Road, Devens, Massachusetts 01434.

Summary of the 2000 Employee Stock Purchase Plan

The 2000 Purchase Plan authorizes the issuance of up to 500,000 shares of common stock to participating employees. The amendment would increase this number to 1,000,000 shares of common stock.

Eligibility. All of our employees (other than executive officers) and employees of our participating subsidiaries whose customary employment is for more than 20 hours per week and for more than five months in any calendar year and who are employed on the first day of a designated payroll deduction offering period are eligible to participate in an offering under the 2000 Purchase Plan. However, employees who would immediately after the commencement of an offering own 5% or more of the total combined voting power or value of our common stock are not eligible to participate in the 2000 Purchase Plan. As of May 31, 2009, 286 of our employees were eligible to participate in the 2000 Purchase Plan.

Participation in the 2000 Purchase Plan. Because participation in the 2000 Purchase Plan is voluntary, we cannot determine the number of shares of our common stock to be purchased in the future by non-executive employees as a group. However, since the 2000 Purchase Plan has been in effect, American Superconductor has issued an average of 25,421 shares per offering period under the 2000 Purchase Plan. Executive officers and directors cannot participate in the 2000 Purchase Plan.

Administration; Offering Periods. The 2000 Purchase Plan is implemented through a series of six-month offering periods. The offering periods are April 1 to the next September 30, and October 1 to the next March 31. To participate in an offering under the 2000 Purchase Plan, an employee must authorize us to deduct any whole percentage from 1% to 10% of his or her base pay during the offering period. At the end of each offering period, the accumulated payroll deductions of each participating employee is used to purchase shares of our common stock at the purchase price for that offering period. The purchase price of the shares in each offering period is 85% of the closing price per share of the common stock as quoted on the Nasdaq Global Select Market on the last day of the offering period.

Adjustment in Case of Changes Affecting Common Stock. We are required to make appropriate adjustments in connection with the 2000 Purchase Plan in the event of a subdivision of outstanding shares of our common stock or the payment of a dividend in our common stock. In the event of any other change affecting our common stock, such adjustment shall be made as may be deemed equitable by the Board or a committee appointed by the Board to give proper effect to such event.

Merger. The 2000 Purchase Plan also contains provisions addressing the consequences of any Continuity of Control, which is defined as any merger or consolidation of American Superconductor with or into another corporation in which the holders of American Superconductor’s common stock immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the common stock of the surviving corporation. In connection with a Continuity of Control, each holder of an option to purchase shares under the 2000 Purchase Plan will be entitled to receive the securities or property which a holder of one share of the common stock was entitled to upon and at the time of such merger or consolidation.

In the event of a merger or consolidation of American Superconductor with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the American Superconductor while unexercised options to purchase shares of common stock remain outstanding under the 2000 Purchase Plan, after the effective date of such transaction, each holder of an outstanding option shall be entitled to receive shares of such stock or other securities as the holders of shares of common stock received in lieu of shares of common stock pursuant to the terms of such transaction. Notwithstanding the foregoing, the Board or Committee may either cancel all outstanding options (a) as of a date prior to the effective date of any such transaction and as a result all payroll deductions shall be paid out to the participating employees; or (b) as of the effective date of any such transaction, by written notice to each holder of an option, and as a result each holder of an option shall have the right to exercise such option in full based on payroll deductions then credited to his or her account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

Amendment or Termination. The Board may at any time amend or terminate the 2000 Purchase Plan; provided that no amendment requiring stockholder approval under Section 423 of the Code will become effective until such stockholder approval is obtained. In no event may any amendment be made which would cause the 2000 Purchase Plan to fail to comply with Section 423 of the Code.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 2000 Purchase Plan and with respect to the sale of shares of common stock acquired under the 2000 Purchase Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants.

A participant will not have income upon enrolling in the 2000 Purchase Plan or upon purchasing stock at the end of an offering.

A participant may have both compensation income and capital gain income if the participant sells stock that was acquired under the 2000 Purchase Plan at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price), then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be a capital gain. If the participant’s profit is less than the compensation income, the participant will have a capital loss equal to the value of the stock on the day he or she purchased the stock less the sales proceeds. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to American Superconductor.

There will be no tax consequences to us except that it will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 4)

The Audit Committee has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2009, and will offer a resolution at the Annual Meeting to ratify the designation. PricewaterhouseCoopers LLP or its predecessor company, Coopers & Lybrand LLP, has served as our independent registered public accounting firm since our inception. Although stockholder ratification is not required, the designation of PricewaterhouseCoopers LLP is being submitted for ratification at the Annual Meeting because American Superconductor believes it is a matter of good corporate governance practice. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of PricewaterhouseCoopers LLP.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

The Board recommends a vote FOR ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years:

	Fiscal Year Ended March 31,
Fee Category	2009	2008
Audit Fees (1)	$1,109,700	$1,347,959
Audit-Related Fees	—	—
Tax Fees (2)	20,593	150,417
All Other Fees (3)	—	1,350

Total Fees	$1,130,293	$1,499,726

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. These fees include $200,000 of costs incurred in conjunction with our follow-on equity offering in fiscal 2007.

(2)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate primarily to the preparation of original and amended tax returns, accounted for $25,619 in fiscal 2007. Tax advice and tax planning services amounted to $20,593 and $106,798 in fiscal 2008 and 2007, respectively.

(3)	All other fees consist of fees for other services related to a tax technical training course.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. All services provided to us by PricewaterhouseCoopers LLP in each of fiscal 2008 and fiscal 2007 were approved in accordance with policy.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

OTHER MATTERS

Solicitation of Proxies

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Stockholder Proposals for 2010 Annual Meeting

Stockholder Proposals Included in Proxy Statement

To be considered for inclusion in the proxy statement relating to our 2010 Annual Meeting, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than February 25, 2010, which is 120 calendar days before the date our proxy statement was released to stockholders in connection with this year’s Annual Meeting. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s Annual Meeting on August 6, then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with SEC regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2010 Annual Meeting but not included in our proxy statement by May 8, 2010, but not before April 8, 2010, which is not less than 90 days nor more than 120 days prior to the anniversary date of this year’s Annual Meeting. However, in the event the 2010 Annual Meeting is scheduled to be held on a date before July 17, 2010, or after October 5, 2010, which are dates 20 days before or 60 days after the anniversary date of this year’s Annual Meeting, then your notice may be received by us at our principal executive office not earlier than the 120th day prior to the 2010 Annual Meeting and not later than the close of business on the later of (1) the 90th day before the scheduled date of such annual meeting or (2) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2010 Annual Meeting.

Each stockholder’s notice for a proposal must be timely given to our Corporate Secretary at our corporate headquarters located at 64 Jackson Road, Devens, MA 01434. Each notice is required to set forth as to each matter proposed to be brought before an annual meeting certain information and must meet other requirements specified in our bylaws, as determined by us, including (1) a brief description of the business the stockholder desires to bring before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on our stock transfer books, of the stockholder proposing such business, (3) the number of shares of our common stock beneficially owned by the stockholder making the proposal, (4) a description of all arrangements or understandings between such stockholder and any other persons in connection with the proposal and any material interest of the stockholder in such business, (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (6) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or otherwise to solicit proxies from stockholders in support of such proposal.

For director nominations, a stockholder’s notice to our Corporate Secretary must set forth information specified in our bylaws, as to each person proposed to be nominated, including (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the number of shares of our common stock which are beneficially owned by such person on the date of such stockholder notice, (4) the consent of each nominee to serve as a director if elected and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to the rules of the SEC. The notice must also set forth as to the stockholder giving the notice (1) the name and address, as they appear on our transfer books, of such stockholder and of any beneficial owners of our capital stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (2) the number of shares of our common stock held of record, beneficially owned or represented by proxy by such stockholder, (3) a description of all arrangements or understandings between such stockholder and any other persons in connection with the nomination, (4) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named it its notice and (5) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or otherwise to solicit proxies from stockholders in support of such nomination.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on review of the copies of such reports furnished to us and written representations regarding the filing of required reports, we are not aware that any of our officers, directors or holders of 10% or more of our common stock failed to comply in a timely manner during fiscal 2008 with Section 16(a) filing requirements.

Important Notice Regarding Delivery of Security Holder Documents

We have adopted the cost saving practice of “householding” proxy statements and annual reports. Some banks, brokers and other nominee record holders are also “householding” proxy statements and annual reports for their customers. This means that only one copy of our proxy statement, annual report or notice of Internet availability of proxy materials may have been sent to multiple shareholders in your household unless we have received instructions otherwise. We will promptly deliver a separate copy of either document to you if you write our Investor Relations department at 64 Jackson Road, Devens, Massachusetts 01434 or call (978) 842-3177. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Electronic Delivery of Stockholder Communications

If you received your Annual Meeting materials by mail, we encourage you to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive your stockholder communications via e-mail. To sign up for electronic delivery, visit www.proxyvote.com. Your electronic delivery enrollment will be effective until you cancel it, which you may do at any time by following the procedures described at the website listed above. If you have questions about electronic delivery, please write our Investor Relations department at 64 Jackson Road, Devens, Massachusetts 01434 or call (978) 842-3177.

Appendix A

AMERICAN SUPERCONDUCTOR CORPORATION

2007 STOCK INCENTIVE PLAN, AS AMENDED

1.	Purpose

The purpose of this 2007 Stock Incentive Plan, as amended (the “Plan”) of American Superconductor Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, consultants and advisors are eligible to receive options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards.

(a) Number of Shares.

(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 6,000,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Fungible Share Pool. For purposes of this Section 4(a), any Award (A) that is not a Full-Value Award shall be counted against the number of shares available for the future grant of Awards as one share for each share of Common Stock subject to such Award, and (B) that is a Full-Value Award and is granted on or after August 6, 2009 shall be counted against the number of shares available for the future grant of Awards as two shares for each share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award (as defined below) or Other Stock-Based Award (as defined below) with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), the number of shares available for the future grant of Awards shall be credited with one share. To the extent that a share that was subject to an Award that counts as two shares is returned to the Plan pursuant to Section 4(a)(3), the number of shares available for the future grant of Awards shall be credited with two shares.

(3) Share Counting and Reacquired Shares. For purposes of counting the number of shares available for the grant of Awards under the Plan, all shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards; provided, however, that independent SARs that may be settled in cash only shall not be so counted. If any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the number of shares available under the Plan regardless of the number of shares actually used to settle such SAR upon exercise. The following shares shall not be added back to the number of shares available for the future grant of Awards: (i) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award, or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation); and (ii) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award.

(b) Section 162(m) Per-Participant Award Limitation Under the Plan. Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sub-limits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Section 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board and provided for in the option agreement, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding Option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

6.	Stock Appreciation Rights.

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2) Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise Price. The Board shall establish the exercise price of each SAR and specify it in the applicable SAR agreement. The exercise price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e) Exercise of SARs. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(f) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide a exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having a exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

7.	Restricted Stock; Restricted Stock Units.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(3) Additional Provisions Relating to Restricted Stock Units.

(a) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(b) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(c) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8.	Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock-Based Awards, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits and share counting rules set forth in Section 4(a) and Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding

Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable). Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase,

for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9 hereof.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”).

(2) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market (“NASDAQ”) may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants. The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

First adopted by the Board of Directors on
May 15, 2007 and approved by the
stockholders on August 3, 2007

Plan, as amended, approved by the Board of
Directors on October 30, 2008

Appendix B

AMERICAN SUPERCONDUCTOR CORPORATION

2000 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

The purpose of this Plan is to provide eligible employees of American Superconductor Corporation (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $.01 par value (the “Common Stock”), commencing on October 1, 2000. One million (1,000,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1. Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility. All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year;

(b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below); and

(c) they are not executive officers that are “highly compensated employees” as defined in Section 414(q)(D) of the Code.

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3. Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each October 1 and April 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings. The maximum number of shares available for issuance under this Plan in any one Plan Period shall be 50,000.

4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least 15 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction of any whole percentage up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.

No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

6. Deduction Changes. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering.

Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

The purchase price for each share purchased will be 85% of the closing price of the Common Stock on the Exercise Date. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.

10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or her.

13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16. Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his or her account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24. Effective Date and Approval of Shareholders. The Plan shall take effect on October 1, 2000 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Plan adopted by the Board of Directors on May 2, 2000.

Approved by the stockholders on July 28, 2000.

Amendment to increase the number of shares under the plan adopted by the Board of Directors on August 27, 2003.

Approved by the stockholders on October 1, 2003.

The Annual Meeting of Stockholders will take place at

8:30 AM local time, on August 6th, 2009 at

American Superconductor’s Headquarters located at:

64 Jackson Road

Devens, MA 01434

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

AMERICAN SUPERCONDUCTOR CORPORATION

Proxy for the Annual Meeting of Stockholders to be held on August 6, 2009

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned, revoking all prior proxies, hereby appoint(s) Gregory J. Yurek, David A. Henry and John W. Powell, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of common stock of American Superconductor Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters located at 64 Jackson Road, Devens, MA 01434, on Thursday, August 6, 2009, at 8:30 a.m., local time, and at any adjournment thereof (the “Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

Continued and to be signed on reverse side

AMERICAN SUPERCONDUCTOR CORPORATION 64 JACKSON ROAD DEVENS, MA 01434-4020

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date.
Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors		☐	☐	☐
01 06	Nominees Gregory J. Yurek John B. Vander Sande	02 Vikram S. Budhraja 07 John W. Wood, Jr.	03 Peter O. Crisp			04 Richard Drouin 05 David R. Oliver, Jr.
The Board of Directors recommends you vote FOR the following proposal(s):							For	Against	Abstain
2	To approve amendments to American Superconductor’s 2007 Stock Incentive Plan.						☐	☐	☐
3	To approve an amendment to American Superconductor’s 2000 Employee Stock Purchase Plan.						☐	☐	☐
4

 To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as American
Superconductor’s independent registered public accounting firm for the current fiscal year.

							☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date